All Rights Reserved © Alcatel-Lucent 2008 Alcatel-Lucent Overview June 1, 2008 Exhibit G

All Rights Reserved © Alcatel-Lucent 2008 2 | Alcatel-Lucent Corporate Overview | 2008 Who are we?

All Rights Reserved © Alcatel-Lucent 2008
3 | Alcatel-Lucent Corporate Overview | 2008
The most comprehensive portfolio
of market-driven integrated end-to-end
solutions
Unparalleled strategic partnerships
Industry-leading research and innovation
technologies
Strong relationships with every major service provider and enterprise around the world
People with the energy and expertise to provide innovative solutions to your challenges
Alcatel-Lucent will drive transformation
Alcatel-Lucent
is the company that will drive the global
communications transformation in the 21st century.

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4 | Alcatel-Lucent Corporate Overview | 2008
Alcatel-Lucent at a Glance
Chief Executive Officer: Pat Russo
Executive offices in Paris
Worldwide presence: 130 countries
Annual Revenues: €17.8 billion
Employees: ~77,000
R&D: €2.7  billion
Active patents held: more than 25,000; Nobel Prizes won: 6
Pat Russo,
Chief Executive Officer
Market rankings:
#1 in Wireline
#3 in Wireless
#2 in Services
#1 in Europe for Enterprise Communications Solutions

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5 | Alcatel-Lucent Corporate Overview | 2008
Our Vision — Our Mission
Our Vision
To enrich people's lives by
transforming the way the world
communicates
Our Mission
To use our unique capabilities to ensure that
our customers thrive, our business grows and
we enrich the personal communications
experience for people around the world

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6 | Alcatel-Lucent Corporate Overview | 2008
Our Values
Our values guide our day-to-day activities
The values of Alcatel-Lucent
are commitments we make
to ourselves, and to our customers,
investors and communities.
Customers First
Innovation
Teamwork
Respect
Accountability

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7 | Alcatel-Lucent Corporate Overview | 2008
Competitive Transformation
We help customers deliver
personalized blended
services that are available
on any device, at work, at
home or on the go.
We help customers in high-
growth economies to increase
voice and data penetration
and enable mass-market
broadband profitably.
We help enterprises meet
their business critical needs
with industry-specific, end-
to-end, integrated
communications.
Unmatched agility thanks to
our carrier-grade service
delivery environment, which
binds applications to shared
network and management
resources
User-centric communications
and a differentiated quality
of experience thanks to a
service-aware, converged
network.
Shortened time-to-market,
and a reduction of the
complexities inherent in
large-scale transformation
projects.
Helping Transform the Way the World Communicates
User-Centric
Experience
Broadband for All
Business Critical
Communications
Service Transformation
Network Transformation Business Transformation
What our
customers deliver
How our
customers
deliver it

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8 | Alcatel-Lucent Corporate Overview | 2008
Our Market Strengths
€2.7 billion investment,
with more than 25,000 active
patents worldwide
We have in-depth experience with our global customers’ networks and business challenges.
#1 Wireline, #3 Wireless, in
the top 3 in Applications and
Services
First true global
communications solutions
provider
A leader in IPTV, Carrier and
Enterprise IP, NGN/ IMS,
3G Spread Spectrum (CDMA
and UMTS)
Diversified portfolio of
complementary products
~ One-third Europe;
~ One-third North America;
~ One-third Rest of World*
Diverse customer base
Critical capabilities in network
transformation and multivendor
services
Extensive end-to-end services
& support capabilities
* ROW includes APAC, Middle East & Africa, Caribbean and Latin America
Leading R&D capabilities

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9 | Alcatel-Lucent Corporate Overview | 2008
Leadership in Innovation
Alcatel-Lucent Bell Labs boasts a technical depth and breadth unrivaled in the communications industry today
Research centers throughout the
world:
Belgium, Canada, China,
France, Germany, India, Ireland, Italy, Poland, Romania, Russia,
Spain, the UK and the USA
A heritage of life-changing innovations:
DSL, PON, WiMAX, as well
as WDM, computer networking, the transistor, digital signal
processing, the charge-coupled device (CCD), the communications satellite, the laser and cellular telephony
We are an
innovation
powerhouse

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10 | Alcatel-Lucent Corporate Overview | 2008
Worldwide Innovation Teams
More than 25,000 active patents worldwide
Active in 130 standards bodies
UK
Ireland
France
Germany
Netherlands
Belgium
Italy
Spain
Israel
€2.7 billion R&D Investment
15% of Alcatel-Lucent revenues
Russia
Romania
Poland
Slovakia
China
India
Australia
Product & Solution Development Centers
Research Centers
Canada
USA

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11 | Alcatel-Lucent Corporate Overview | 2008
Americas
Plano, TX
Lisle/Naperville, IL
Whippany, NJ
Europe, Middle East & Africa
Antwerp, Belgium
Hilversum, Netherlands
Asia Pacific
Singapore
Combined solution integration and project management expertise
Global Network of IP Transformation and Operations Centers

All Rights Reserved © Alcatel-Lucent 2008 12 | Alcatel-Lucent Corporate Overview | 2008 Alcatel-Lucent: Structure and Organization

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13 | Alcatel-Lucent Corporate Overview | 2008
Management Committee
Americas
C. Christy
Asia-Pacific,
Europe, Middle
East & Africa
F. Rose
CFO
Acting Head: Enterprise
Business Group
H. de Pesquidoux
Research, CTO,
Strategy &
Marketing
E. Fouques
HR, Comm. &
Real Estate
C. Pedini
Carrier Business
Group
M. Rahier
CEO
P. Russo
Compliance, IT & Integration
Secretary to Management
Committee
J. Davidson
Services
Business Group
A. Williams

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14 | Alcatel-Lucent Corporate Overview | 2008
A Closer Look at Our Financials (2007)
Revenue by Region Revenue by Business Group
Asia
~17%
RoW
~18%
Europe
~33%
North
America
~32%
Carriers
~73%
Services
~18%
Enterprise
~9%

All Rights Reserved © Alcatel-Lucent 2008 15 | Alcatel-Lucent Corporate Overview | 2008 Our Activities

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16 | Alcatel-Lucent Corporate Overview | 2008
Carrier Business Group ID Card (led by Michel Rahier)
World leader in providing solutions to fixed, mobile
and convergent service providers - as well as
enterprises and governments for their business
critical communications.
Developing end-to-end solutions that enable our
customers to profitably deploy differentiating
communications services to enrich the way people
live, work and play.
#1 in broadband access, CDMA, WiMAX, optical
networking and triple play networks,
#2 in IP service routing, GSM/EDGE in fast-growing
markets,
#3 in mobile infrastructure
Leadership position in 3G access, IPTV, real-time
payment and subscriber data management
In a nutshell
Market Position
Offer

Michel Rahier
Global Functions
Portfolio Strategy
Basil Alwan
Wireless Networks
Mary Chan
Solutions Mkt&Comms
Jérôme Albert*
CTO & Business Process
Scott Nelson
Management Control
Amit Jain
Human Resources
Nicole Gionet
Global Supply Chain
Mike Jones
Procurement
Jean-David Calvet**
Business Divisions
CDMA Networks
Mike Iandolo
Mobile Access
Philippe Keryer
IPD
Basil Alwan
Applications
John Leonard
Multicore
Dave Geary
Optics
Romano Valussi
Fixed Access
Luis Martinez Amago

* Dotted line reporting to Corporate Communications
** Reports to Carrier BG but supports the full scope of Alcatel-Lucent

Alcatel·Lucent

All Rights Reserved © Alcatel-Lucent 2008 17 | Alcatel-Lucent Corporate Overview | 2008 Carrier Business Group Organization

Fixed Access
Luis Martinez Amago
Central Functions
HR
Mihaela Andronic
CTO
Marcus Weldon
Marketing & Comm.
Jean-Pierre Lartigue*
Quality
John Nicosia
Operations
Jan Blanckaert**
Prod. Cost Impr. & Services
G.Van der Plas
Mgt Control
Alexandre Saint-George***
Product Groups Business Units
ISAM
Jurgen Lison
FTTH (OLT)
Ravi Parmasad
ATM & Multi Service
Jean-Jacques Lhospital
Home Networking/ ONT
David Stevenson
PG Video, Middleware & Network Mgt.
Olivier Dominguez
Regional Support Centers
RSC NAR
Mike Dobbs
RSC APAC
Weidong Wang
RSC E&S
Federico Guillen
RSC E&N
Rafa De Fermin

** Reports to Communications for Communications responsibilities
*** Reports to Global Supply Chain for I&L responsibilities
*** Reports directly to Anit Jain

Alcatel·Lucent

All Rights Reserved © Alcatel-Lucent 2008 18 | Alcatel-Lucent Corporate Overview | 2008 Fixed Access Division Organization

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19 | Alcatel-Lucent Corporate Overview | 2008
Carrier Business Group
Market Leader
#1 in Broadband Access
DSL, GPON
190+  ISAM customers
80+ FTTx customers
CDMA
Undisputed #1 leader
70+ Customers
Driving 3G evolution towards EV-DO,
VoIP
#1 in Terrestrial and
Submarine Optics
1,000 customers
150 countries
#2 in IP/MPLS Edge
Routing & Carrier Ethernet
#1 in Multi-service WAN
GSM
Strong GSM/EDGE position
175 customers
100 countries
W-CDMA
Strong recognition in
Tier-1 operators
Western Europe, NA, South-Korea
WIMAX
24+ Commercial deals
70 Trials worldwide
#1 in 802.16-2005 (16e)

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20 | Alcatel-Lucent Corporate Overview | 2008
Carrier Business Group
Innovation Leadership
IP/NGN
270+  Deployments
Real-time Payment
210+ customers
IMS Services
30+  Deployments
Subscriber Data
Management
190+ customers
IPTV & TPSDA
#1 in Triple Play
50+ Deployments
Radio Frequency Systems
Worldwide Leader
Mobile Entertainment
100+ Deployments
Wireless Transmission
Industry’s first all-IP platform
#1 Leadership in ANSI market

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21 | Alcatel-Lucent Corporate Overview | 2008
Enterprise Business Group ID Card (led by Hubert de Pesquidoux)
Unified communications and contact centers, IP
telephony, IP address and performance management
software, security solutions
World leader in the competitive transformation of
enterprise and government customers by delivering
secure, end-to-end business critical communications
solutions
In a nutshell
Market Position
Offer
Leading market position in contact centers
software, small/medium business telephony and IP
address management, serving more than 250,000
customers worldwide

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22 | Alcatel-Lucent Corporate Overview | 2008
Enterprise Business Group
Recognized Leadership
Customer References
•
#1 worldwide provider of multi-product solutions to
telecommunications and networking companies
•
More than 250,000 enterprise and government customers
•
5 Global Network Operations Centers on three continents serving top Fortune 500
•
100 million customer interactions managed every day by more
than 3,300
enterprises through contact centers operated by our
customers
Recognized Product & Technology
•
#1 in Contact Center software
•
#3 in Contact Center agent positions worldwide
•
#1 in Enterprise Telephony Western Europe
•
#1 in Total PBX, EMEA
•
#1 in Enterprise Telephony, EMEA for Q2 2006

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23 | Alcatel-Lucent Corporate Overview | 2008
Services Business Group ID Card (led by Andy Williams)
A leading network integrator with 20,000 network
experts providing professional services that
encompass the entire network life cycle: Consult
and Design, Integrate and Deploy, Operate and
Maintain
Enhancing value by designing, integrating,
implementing and running complex projects
in a changing environment
In a nutshell
Market Position
Offer
The telecom industry’s most experienced and
knowledgeable services partner, with expertise in
10 Network Operations Centers, 6 IP
Transformation Centers and more than 90
Technical and Welcome service centers worldwide

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24 | Alcatel-Lucent Corporate Overview | 2008
Services Business Group
Leading the Way
#2 in Services
Globally
IP and Network
Transformation
40+ triple play, 40+ IP transformation
projects
Network Operations
and Management
50+ networks managed globally from
10 Network Operations Centers
Enterprise and
Government Services
Solutions for Transportation, Energy, and
Safety/Security industries
Multi-vendor
Maintenance
Servicing over 11,000 maintenance
agreements

All Rights Reserved © Alcatel-Lucent 2008 25 | Alcatel-Lucent Corporate Overview | 2008 Our Promises

All Rights Reserved © Alcatel-Lucent 2008
26 | Alcatel-Lucent Corporate Overview | 2008
At Alcatel-Lucent
Each employee is responsible for upholding
the highest levels of business ethics
Our reputation is based not only on the solutions
we provide, but also how we provide them
Our Business Principles are based on laws and regulations, as well as concepts of
Integrity and respect
Fairness and diversity
Ethical standards of behaviour
A Culture of Ethics and Compliance
A strong commitment to conducting business
ethically
is part of our
shared heritage
Our Statement of Business Principles establishes the minimum standards of behavior and applies to all Alcatel-Lucent employees, suppliers and partners. Read the entire text at www.alcatel-lucent.com/sbp

All Rights Reserved © Alcatel-Lucent 2008
27 | Alcatel-Lucent Corporate Overview | 2008
We have the scope, scale and R&D capability
to help service providers,
governments and enterprises deliver the world's most advanced communications services
Our expertise in designing, building and managing
increasingly complex
networks helps customers deliver converged services across a variety of networks and devices
We bring customers an unparalleled depth of experience
integrating end-to-
end solutions
Our customer-focused global teams are located in every corner of the world
Benefits We Bring to Customers
Our focus on execution and innovation results in
superior service for
our customers

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28 | Alcatel-Lucent Corporate Overview | 2008
We respect the people and the environment in the communities where we live and work
Philanthropy and employee volunteerism are two of the pillars that support our commitment to being a first-class corporate citizen
Our values guide our actions, and we will conduct our business ethically and in compliance with all applicable laws and regulations
We foster a culture of accountability toward all our stakeholders
We will use our technologies to make information more accessible to more people and improve the lives of people around the world
Benefits We Bring to Our Communities
We are a socially responsible company

All Rights Reserved © Alcatel-Lucent 2008
29 | Alcatel-Lucent Corporate Overview | 2008
Safe Harbor for Forward Looking Statements
This press release contains forward looking information based on the current expectations of Alcatel-Lucent and Motive. Because forward looking statements involve risks and uncertainties, actual results could differ materially. All statements other than statements of historical fact are statements that could be deemed forward looking statements, including the expected benefits and costs of the transaction, management plans relating to the transaction, the anticipated timing of filings and approvals relating to the transaction, the ability of Motive to satisfy all conditions to closing of the transaction, the expected timing of the completion of the transaction, the ability to complete the transaction, any statements of the plans, strategies and objectives of future operations, and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected, risks related to the timing or ultimate completion of the transaction, that, prior to the completion of the transaction, Motive's business may not perform as expected due to uncertainty; that the parties are unable to successfully implement integration strategies, and other risks that are described from time to time in the public filings of Alcatel-Lucent and Motive with the U.S. Securities and Exchange Commission.
The forward looking statements speak only as of the date of this press release.
Alcatel-Lucent and Motive expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements included in this press release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

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30 | Alcatel-Lucent Corporate Overview | 2008
Safe Harbor for Forward Looking Statements (continued)
Important Additional Information
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities.  The tender offer described herein has not yet been commenced.  The solicitation and the offer to buy shares of Motive common stock will only be pursuant to an offer to purchase, letter of transmittal and related materials that Alcatel-Lucent, or a subsidiary thereof, intends to file with the U.S. Securities and Exchange Commission.  Motive intends to file with the
U.S. Securities and Exchange Commission and mail to its stockholders a Tender Offer
Solicitation/Recommendation Statement on Schedule 14D-9 in connection with the tender offer. When they are available, shareholders of Motive should read these materials carefully because they contain important information, including the terms and conditions of the tender offer.  When they are available, shareholders will be able to obtain the offer to purchase, the letter of transmittal and related documents without charge from the U.S. Securities and Exchange Commission’s Website at
www.sec.gov or from Motive’s investor relations department or the Information
Agent. Shareholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the tender offer.

www.alcatel-lucent.com